UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2015

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania		17406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 17, 2015 Unilife Corporation (the “Company”) held a Special Meeting of Stockholders. The following proposal was submitted by the Company’s Board of Directors to a vote of the Company’s stockholders and the final results of the voting on the proposal are noted below.

Proposal No. 1 — For the purposes of the Australian Securities Exchange (“ASX”) Listing Rule 7.4 and for all other purposes, to ratify the issuance and sale by the Company on February 4, 2015 of 12,650,000 shares of common stock (equivalent to 75,900,000 CHESS Depositary Interests (“CDIs”)) in an underwritten public offering pursuant to a registration statement filed by the Company with the U.S. Securities and Exchange Commission (“SEC”), and the accompanying prospectus supplement that we filed with the SEC and ASX on January 30, 2015.

The issuance and sale by the Company of 12,650,000 shares of common stock (equivalent to 75,900,000 CDIs) in an underwritten public offering pursuant to a registration statement filed by the Company with the SEC, and the accompanying prospectus supplement that we filed with the SEC and ASX on January 30, 2015 was ratified by a majority in voting power of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter, and the votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
36,754,186	967,386	168,839	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: June 19, 2015	By:	/s/ Alan D. Shortall
Alan D. Shortall
Chairman and Chief Executive Officer